FY2025 EXECUTIVE ANNUAL INCENTIVE PLAN PLAN DOCUMENT CONFIDENTIAL MAY 1, 2024

1 CONTENTS Section Subject Page I. Definitions 2 II. Plan Objectives 3 III. Eligibility 3 IV. Performance Measurement 3 V. Performance Evaluation 4 VI. Payouts 5 VII. Administration and Other Matters 5

2 I. DEFINITIONS Following are definitions for words and phrases used in this document. Unless the context clearly indicates otherwise, these words and phrases are considered to be defined terms and appear in this document in italicized print: base salary A participant's annualized base salary as of July 1, 2024 (excluding any temporary pay reductions), or the date of hire or promotion into the plan, if later, adjusted for any amount of time the participant may not be in the plan for reasons of hire, death, disability, retirement and/or termination. business criteria An indicator of business performance. The following business criteria are used in this plan: adjusted operating income Net revenue less cost of sales, amortization of intangibles and operating and administrative expenses, excluding businesses held for sale, calculated consistently with the Company’s adjusted results reported publicly. adjusted revenue Gross annual revenue, net of provision for returns, cancellations, etc., excluding businesses held for sale, calculated consistently with the Company’s adjusted results reported publicly. business unit A business or subsidiary of the Company. Company John Wiley & Sons, Inc. Executive Compensation and Development Committee (Committee) The committee of the Company's Board of Directors responsible for the review and approval of executive compensation. financial goal A targeted level of attainment of a given business criteria. financial results Actual achievement of Company financial goals for the plan year and the business financial results derived therefrom. funding The percentage of financial results against financial goals deemed achieved for the Company, relative to the performance levels set, used to determine the aggregate amount available for annual incentives to be allocated to participants under the plan. one-time and multi-year large language model deals threshold is equal to 1% of the financial goal for adjusted revenue, or $16.8M, with 75% of the revenue concentrated in year 1 (for multi-year deals). objectives Assignment of strategic and measurable goals and objectives for each participant for the plan year, made by the President & CEO, and in the case of the President & CEO, the Committee. participant An employee of the Company selected to participate in the plan. payout Actual gross dollar amount paid to a participant under the plan, if any, based on achievement of objectives within the context of business funding. performance levels threshold The minimum acceptable level of achievement of a financial goal in order to earn a payout, expressed as a percentage of target ( e.g., 95% of target). target Achievement of the assigned financial goal-100%.

3 outstanding Superior achievement of a financial goal, earning the maximum payout, expressed as a percentage of target (e.g., 105% of target). personal performance modifier The assessment of each participant’s objectives for the plan year, made by the President & CEO, and in the case of the President & CEO, the Committee, expressed as a percentage between 0 and 200%. plan This FY 2025 Executive Annual Incentive Plan. plan year The twelve-month period from May 1, 2024 to April 30, 2025, or a portion of this period, at the discretion of the Committee. target incentive amount The amount that a participant is eligible to receive if financial goals are achieved at the target performance level and objectives are at 100%. target incentive percent The percent applied to the participant's base salary to determine the target incentive amount for this plan. II. PLAN OBJECTIVES The plan is intended to provide the officers and other key colleagues of the Company and of its subsidiaries, affiliates and certain joint venture companies, upon whose judgement, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with additional incentive to promote the success of the Company. III. ELIGIBILITY A participant is selected by the President & CEO and recommended for participation to the Committee, which has sole discretion for determining eligibility, from among those colleagues in key management positions deemed able to make the most significant contributions to the growth and profitability of the Company. The President and CEO of the Company is a participant. Designation of a participant eligible to receive an incentive hereunder for a particular plan year shall not require designation of such participant eligible to receive a payout in any subsequent plan year. IV. PERFORMANCE MEASUREMENT The plan uses two categories for performance measurement: Company financial performance and personal performance. A. Financial Performance 1. The CEO recommends and the Committee adopts, in its sole discretion, financial goals and performance levels for the Company to be used in the plan year. 2. Each financial goal are assigned a weight, such that the sum of the weights of all financial goals equals 100%.

4 B. Personal Performance 1. Each participant’s objectives are determined at the beginning of the plan year by the participant and the President & CEO. The President & CEO’s objectives are determined by the President & CEO and the Committee. 2. Objectives may be revised during the plan year, as appropriate. V. PERFORMANCE EVALUATION A. Financial Performance 1. Actual financial results achieved by the Company will be determined at the end of the plan year, by comparing financial results with previously set financial goals. 2. In determining the attainment of financial results, the impact of the following will be excluded from the financial results of any affected business unit: a. asset write-downs b. litigation or claim judgments or settlements c. the effect of changes in tax law, accounting principles or methodology, or other laws or provisions affecting reported results d. accruals for reorganization and restructuring programs e. any non-recurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders or other filings for the applicable year f. acquisitions or divestitures g. any non-required contributions to the Company pension plan h. foreign exchange gains and losses i. cash capital expenditures for facilities acquisition or construction 3. Funding a. Funding under the plan is determined on a continuum, as follows: 1. For performance below the threshold level, the funding is zero. 2. For performance at the threshold level, the funding is 50%. 3. For performance between the threshold and target levels, the funding is between 50% and 100%, determined on a pro-rata basis. 4. For performance at the target level, the funding is 100%. 5. For performance between the target and outstanding levels, the funding is between 100% and 150%, determined on a pro-rata basis. 6. For performance at or above the outstanding level, the funding is 150%. b. The Company must achieve 98% of the financial goal for adjusted revenue before further benefit of One-Time and Multi-Year Large Language Model Deals may be included in payout under the plan. c. The Company must achieve 97% of the financial goal for adjusted operating income before further benefit of One-Time and Multi-Year Large Language Model Deals may be included in payout under the plan. d. In the case where the Company misses 100% of the financial goal for adjusted revenue excluding further benefit of One-Time and Multi-Year Large Language Model Deals, maximum funding of 100% will be available for payout under the plan.

5 e. In the case where the Company misses threshold performance for one or both financial goals, but achieves 85% of the Company’s full-year operating income target, a minimum funding of 40% will be available for payout under the plan. B. Personal Performance 1. At the end of the plan year, each participant’s performance will be measured by achievement of his/her objectives, with a personal performance modifier in the range of 0- 200%. This assessment will be made by the President & CEO, and in the case of the President & CEO, by the Committee. The personal performance modifier is multiplied by the funding to determine payout under the plan. 2. The Committee approves payouts made to all participants under the plan. VI. PAYOUTS A. Payouts will be made within 90 days after the end of the plan year. B. In the event of a participant's death, disability, retirement or leave of absence prior to the payout for the plan year, the payout, if any, will be determined by the Committee. Any such payout will be calculated as noted in Section V. C. A participant must be actively employed by the Company on the date of payout without having given notice or having been given notice of termination to be eligible for a payout for the plan year. Exceptions to this provision shall be made with the approval of the Committee, in its sole discretion. D. A participant who is hired or promoted into an eligible position during the plan year may receive a prorated payout as determined by the Committee, in its sole discretion. VII. ADMINISTRATION AND OTHER MATTERS A. The plan will be administered by the Committee, which shall have authority in its sole discretion to interpret and administer this plan, including, without limitation, all questions regarding eligibility and status of any participant, and no participant shall have any right to receive a payout or payment of any kind whatsoever, except as determined by the Committee hereunder. B. The Company will have no obligation to reserve or otherwise fund in advance any amount which may become payable under the plan. C. In the event that the Company is required to file a restatement of its financial results due to fraud, gross negligence or intentional misconduct by one or more employees, and/or material non-compliance with Securities laws, the Company will require reimbursement of any annual incentive compensation awarded to all participants in the amount by which such compensation exceeded any lower payment that would have been made based on the restated financial results, for the fiscal year in which the restatement was required, to the full extent required or permitted by law. If a participant is directly responsible for or involved in fraud, gross negligence or intentional misconduct that causes the Company to file a restatement of its financial results, the

6 Company will require reimbursement of all annual incentive compensation awarded to such participant, for the fiscal year in which the restatement was required, to the full extent required or permitted by law. The action permitted to be taken by the Company under this section (C) is in addition to, and not in lieu of, any and all other rights of the Company and/or the Committee under applicable law (including any Securities and Exchange Commission and listing exchange rules) and shall apply notwithstanding anything to the contrary in this plan. D. This plan may not be modified or amended except with the approval of the Committee. E. In the event that any provision of this plan shall be considered illegal or invalid for any reason, such illegality and invalidity shall not affect the remaining provisions of the plan, but shall be fully severable, and the plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.